UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2018
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Spectrum Pharmaceuticals, Inc. (the “Company”) determined that, effective as of January 1, 2018, the annual base salaries of the following named executive officers be increased as follows:

Joseph W. Turgeon - Chief Executive Officer and President - $150,000. Mr. Turgeon’s resulting annual base salary will be $750,000.

Thomas J. Riga - Chief Operating Officer and Chief Commercial Officer - $80,000. Mr. Riga’s resulting annual base salary will be $500,000.

Kurt A. Gustafson - Executive Vice President and Chief Financial Officer - $25,000. Mr. Gustafson's resulting annual base salary will be $525,000.

Based on the Committee’s assessment (i) of the Company's achievement of the 2017 goals established by the Committee and the Board of Directors, and (ii) of each named executive officer’s performance, the Committee also approved the following annual cash bonus awards:

Joseph W. Turgeon - Chief Executive Officer and President - $342,000.

Thomas J. Riga - Chief Operating Officer and Chief Commercial Officer - $275,000.

Kurt A. Gustafson - Executive Vice President and Chief Financial Officer - $237,500.

The Company will provide additional information regarding the compensation paid to the named executive officers for fiscal year 2017 in its definitive proxy statement for the 2018 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in the second quarter of 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: January 19, 2018	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer